EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                     NR11-06

DYNEGY ANNOUNCES EXTENSION OF ADVANCE NOTICE PERIOD FOR DIRECTOR NOMINATIONS
HOUSTON, Feb 18, 2011 – Dynegy Inc. (NYSE: DYN) today announced that it is extending the date for stockholders to provide notice of their intention to nominate directors for election at the 2011 Annual Meeting of Dynegy Stockholders from the close of business, Houston time, on February 20, 2011 to the close of business, Houston time, on March 4, 2011.

About Dynegy Inc.
Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Media:

David Byford, 713-767-5800

Joele Frank / James Golden / Matthew Cuneo
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Analysts:
Laura Hrehor, 713-507-6466